UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Trilogy Metals Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1150, 609 Granville Street
Vancouver, British Columbia
Canada, V7Y 1G5

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	TMQ	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), on April 10, 2017, Trilogy Metals Inc. (the “Company”) entered into an Option Agreement to Form Joint Venture (the “Agreement”) with NovaCopper US Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“NovaCopper US”), and South32 Group Operations Pty Ltd (“South32 Operations”). The Agreement was subsequently assigned by South32 Operations to South32 USA Exploration Inc., a Delaware corporation (“South32”), as amended (the “Option Agreement”). The Option Agreement granted to South32 an option (the “Option”) to form a 50/50 joint venture (the “JV”) with the Company (the “JV Transaction”) with respect to the Company’s Alaskan assets, known collectively as the Upper Kobuk Mineral Projects (the “UKMP”), which includes the Arctic and Bornite Projects, the Exploration and Option to Lease Agreement with NANA Regional Corporation, Inc., dated October 19, 2011, as amended, and the remainder of Trilogy’s state mining claims along the 100km volcanogenic massive sulphide belt (each as described in the Option Agreement and collectively, the “UKMP Assets”). For a description of the UKMP Assets, please see “Part 1. Item 2 – Properties” in the Company’s Annual Report Form 10-K for the year ended November 30, 2019 (the “2019 10-K”). Please note that all mineral resources and mineral reserve estimates with respect to the Arctic and Bornite Projects that are disclosed in the 2019 10-K are reported on a 100% basis.

Contribution Agreement and Joint Venture Formation

On December 19, 2019, South32 exercised the Option to form the JV and on February 11, 2020, the Company and South32 completed the formation of the JV. As contemplated by the Option Agreement, the Company contributed, assigned and transferred all of its interests in the UKMP Assets to Ambler Metals LLC, a Delaware limited liability company (the “LLC”), pursuant to a contribution agreement dated February 11, 2020 (the “Contribution Agreement”) between South32, NovaCopper US and the Company. South32 made a subscription payment of approximately $145 million to the joint venture. For their respective contribution and subscription, NovaCopper US and South32 each received a 50% interest in the LLC. The State mining claims and federal patented claims were contributed to the JV pursuant to lease agreements and quitclaim deeds.

The foregoing summary of the Contribution Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Contribution Agreement and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Limited Liability Company Agreement

In connection with the JV Transaction, on February 11, 2020, the Company, NovaCopper US and South32 entered into an Amended and Restated Limited Liability Company Agreement of Ambler Metals LLC (the “LLC Agreement”) which is the primary operating document governing the LLC.

Membership Interests

As contemplated in the Option Agreement, South32 and NovaCopper US each own an initial 50% percentage interest in the LLC, which interests are governed by the LLC Agreement. Such percentage interests are subject to, among other requirements, certain transfer restrictions. In addition, prior to a transfer of all or any part of a member’s membership interest to a third party, each member must first offer such membership interest to the other member, subject to certain exceptions including transfer to an affiliate of the selling member.

Board and Officers

The members of the LLC have established a board which shall be responsible for managing the business and affairs of the LLC and shall initially consist of four individuals. Each of South32 and NovaCopper US will be entitled to appoint two representatives to the board. Trilogy (through NovaCopper US) has appointed James (Jim) Gowans and Kalidas Madhavpeddi to the Ambler Metals Board. South32 has appointed Simon Collins and Pat Risner to the Ambler Metals Board.

Jim Gowans: Mr. Gowans is currently Interim President and Chief Executive Officer and a director of Trilogy. Mr. Gowans has experience in Alaska, having worked for Cominco Limited where he oversaw the completion of a feasibility study and the subsequent design and construction of the Red Dog Mine. Mr. Gowans then operated the Red Dog Mine for three years following its commissioning.

Kalidas Madhavpeddi: Mr. Madhavpeddi is a director of Trilogy and has an extensive career in the mining industry spanning over 30 years including Chief Executive Officer of CMOC International and previously Senior Vice President of Phelps Dodge Corp. (now Freeport McMoran).

Simon Collins: Mr. Collins is the Chief Development Officer of South32 based in Vancouver. Prior to this role, Mr. Collins was Head of Corporate Development of South32. He brings over 25 years’ experience in the resources industry, working in senior leadership and business development roles.

Pat Risner: Mr. Risner is the President of South32’s Hermosa Project located in Southern Arizona. He is an experienced mining operator, having worked in technical, planning and operational roles in both the United States and Australia.

The board will establish an advisory technical committee and may establish other committees as the board deems it advisable. Decisions of the board will generally be determined by a majority vote, with the voting representative of each member having voting power in proportion to such member’s percentage interest in the LLC. However, pursuant to the LLC Agreement, certain actions require 60% board approval, including material tax elections, the institution of litigation or arbitration where the amount in controversy exceeds $5 million, and cash distributions. Unanimous board approval is required to amend the LLC Agreement; liquidate, merge, spin-off or consolidate the LLC; incur debt out of the ordinary course of business; incur any encumbrance in or over the LLC’s assets; file for bankruptcy; sell all or substantially all of the LLC’s assets; conduct activities outside the purposes for which the LLC was formed; approve material tax changes; dissolve the LLC; surrender or abandon the LLC’s property; enter into a mineral stream agreement or similar agreement or transfer 10% or less of all membership interests.

The board shall appoint a President, who shall have responsibility for general management of the day-to-day business and affairs of the LLC, and a Vice President Finance and a Vice President Operations. Darryl Steane, South32’s Business Development Manager will take on the duties as Interim President; Elaine Sanders, Trilogy’s Chief Financial Officer will take on the duties as Interim Vice President Finance; and Robert (Bob) Jacko, Trilogy’s Senior Vice President Operations will take on duties as Interim Vice President Operations.

The technical team of Trilogy, who have been operating the UKMP in northwest Alaska, will be transitioning to Ambler Metals.

Projects

The mutual objective of the members pursuant to the LLC Agreement is to progress the Arctic and Bornite Projects through the various project phases in order to develop one or more mining operations within the specified initial project area. To that end, the LLC Agreement sets out the various requirements for the advancement and development of the projects, including the project phases, the initial program and budget and the procedures for proposing and approving updated programs and budgets.

Monthly Statements, Cash Calls and Penalties

The President or Vice President Finance will prepare and submit monthly statements of account to the board. Once the full amount of the subscription payment is expended and in accordance with the then-adopted program and budget, the President will submit to each member at least 30 days prior to each calendar quarter a billing for the estimated cash requirements for the next calendar quarter. A member’s failure to contribute the required cash will result in a default under the LLC Agreement and defaulting member’s percentage interest may be reduced in favor of the non-defaulting member in accordance with the LLC Agreement.

The foregoing summary of the LLC Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the LLC Agreement and is qualified in its entirety by reference to the LLC Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Loan to South32

It is anticipated that the LLC will retain US$87.5 million of the US$145 million subscription payment from South32 to fund its activities and exploration programs with the balance of US$57.5 million loaned back to South32. The loan is anticipated to have a 7 year maturity date but the LLC can demand earlier repayment in installments, on notice by the LLC as required to advance development studies, resource drilling and regional exploration programs. The loan is anticipated to be secured by South32’s membership interest in the LLC and guaranteed by South32 International Investment Holdings Pty Ltd.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the use of proceeds from South32’s subscription payment and the information about the loan to South32 are forward-looking statements. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the startup of Ambler Metals’ success of exploration, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2019 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is unaudited pro forma financial information of the Company as of and for the year ended November 30, 2019 giving effect to the disposition of the UKMP assets in the joint venture transaction described above.

Item 7.01	Regulation FD Disclosure

On February 11, 2020, the Company issued a press release announcing the formation of the joint venture. The press release is attached hereto as Exhibit 99.2.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Contribution Agreement, dated February 11, 2020, between NovaCopper US Inc., Trilogy Metals Inc. and Ambler Metals LLC.
10.1	Amended and Restated Limited Liability Company Agreement of Ambler Metals LLC, dated February 11, 2020
99.1	Unaudited pro forma consolidated financial statements of Trilogy Metals Inc. as of and for the year ended November 30, 2019
99.2	Press release dated February 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILOGY METALS INC.

Dated: February 18, 2020	By:	/s/ Elaine Sanders
Elaine Sanders, Chief Financial Officer